UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): March 9, 2009
GENTA INCORPORATED

(Exact Name of Registrant as Specified in Charter)

Delaware	000-19635	33-0326866

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

200 Connell Drive Berkeley Heights, NJ	07922

(Address of Principal Executive Offices)	(Zip Code)
(908) 286-9800

(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
     On February 17, 2009, Genta Incorporated (the “Company”), a Delaware corporation, entered into a Purchase Agreement and Note Amendment (the “Amendment No. 1”) with the purchasers listed on the schedule thereto in order to (A) amend the securities purchase agreement, dated June 5, 2008 (the “Purchase Agreement”), among the Company and the purchasers listed on the schedule thereto to (i) remove the option of the purchasers to complete the second closing of $20 million and (ii) permit the Company to raise additional capital through a sale of up to $23,000,000 of equity and/or debt securities pursuant to Registration Statement No. 333-153278 provided that such offering is approved by the holders of two-thirds of the outstanding principal amount of the notes issued in the June 2008 financing (the “Notes”) (a “Follow-On Offering”) and (B) amend the Notes to (i) limit the purchasers ability to convert the notes following a Follow-On Offering to their pro rata share of authorized and outstanding shares of common stock, (ii) reduce the requirement for reserving shares of common stock for conversion under the Notes from 125% to 100% during the three month period following a Follow-On Offering, if any, and (iii) revise the definition of permitted liens such that it would include any security interest granted in connection with any equity or debt financing approved by the holder of two-thirds of the outstanding principal amount of the Notes. The amendments to the Purchase Agreement became immediately effective upon receipt by the Company of approval from holder of at least two-thirds of the outstanding principal amount of the Notes. The amendments to the Notes became immediately effective upon receipt by the Company of approval from all holders of the outstanding principal amount of the Notes, which occurred on March 11, 2009.
     In addition, on March 9, 2009, the Company entered into a Note Amendment (“Amendment No. 2”, together with Amendment No. 1, the “Amendments”) with the purchasers listed on the schedule thereto in order to permit the Company to issue to each holder a note with the same terms and conditions as the notes issued in the June 2008 financing for the March 9, 2009 interest payment equal to the aggregate amount of interest accrued on such interest payment date in lieu of a payment of interest in cash or interest shares.
     Complete copies of each of the Amendments are attached hereto. The foregoing descriptions of the Amendments and any other documents or filings referenced herein are qualified in their entirety by reference to such exhibits, documents or filings.
Item 9.01. Financial Statements and Exhibits
(d) Exhibits.
10.1	Purchase Agreement and Note Amendment, dated February 17, 2009, among the Company and the purchasers set forth therein.

10.2	Note Amendment, dated March 9, 2009, among the Company and the purchasers set forth therein.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENTA INCORPORATED
By:	\s\ GARY SIEGEL
	Name:	Gary Siegel
	Title:	Vice President, Finance

Dated: March 12, 2009